Exhibit 4.1

Certificate No. *0*	Shares *0*

Schneider National, Inc.

Incorporated Under the Laws of the State of Wisconsin

Total Authorized Issue

*0* Shares No Par Value

Class B Common Stock

THIS IS TO CERTIFY THAT **Specimen** is the owner of **Zero (0)** fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

WITNESS, the signatures of its duly authorized officers.

DATED: , 20

CHIEF FINANCIAL OFFICER	SECRETARY

Schneider National, Inc.

Information Concerning Authorized Shares

The designations of the two classes of shares of the Corporation are: Class A Common Stock, no par value per share, and Class B Common Stock, no par value per share. The Corporation will upon request furnish any shareholder, in writing and without charge, information as to the number of such shares authorized and outstanding and a copy of the portions of the Amended and Restated Articles of Incorporation and Bylaws and/or Board of Director resolutions containing the designations, preferences, limitations and relative rights of all shares and any series thereof and the authority of the Board of Directors to determine variations for future series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT	-as tenants by the entireties		(Cust) (Minor)
JT ENT	-as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint its Attorney-in-Fact to transfer the shares on the books of the within named Corporation with full power of substitution.

Dated , .
In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND

WITH THE NAME AS WRITTEN UPON THEFACE OF THE CERTIFICATE, IN EVERY

PARTICULAR, WITHOUT

ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.